UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 14, 2015

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (305) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

MERGER AGREEMENT

On October 14, 2015, Dolphin Digital Media, Inc., a Florida corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, DDM Merger Sub, Inc., a Florida corporation and a direct wholly-owned subsidiary of the Company (“Merger Subsidiary”), Dolphin Entertainment, Inc., a Florida corporation (“Dolphin Entertainment”) and Dolphin Films, Inc., a Florida corporation and a direct wholly-owned subsidiary of Dolphin Entertainment (“Dolphin Films”).   Pursuant to the Merger Agreement, Merger Subsidiary agreed to merge with and into Dolphin Films (the “Merger”) with Dolphin Films surviving the Merger.  As a result of the Merger, the Company will acquire Dolphin Films.  As consideration for the Merger, the Company will issue 2,300,000 shares of Series B Convertible Preferred Stock, par value $0.10 per share, and 1,000,000 shares of Series C Convertible Preferred Stock, par value $0.001 per share (the “Merger Consideration”) to Dolphin Entertainment.  Each of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock will be new designations of preferred shares effectuated by an amendment to the Company’s Articles of Incorporation.

William O’Dowd is the President, Chairman and Chief Executive Officer of the Company and, as of October 19, 2015, is the beneficial owner of approximately 54% of the outstanding shares of common stock of the Company (the “Common Stock”).  In addition, Mr. O’Dowd is the founder, president and sole shareholder of Dolphin Entertainment, which is the sole shareholder of Dolphin Films.

Description of Merger Consideration – Series B Convertible Preferred Stock and Series C Convertible Preferred Stock

Each share of Series B Convertible Preferred Stock will be exercisable into nineteen (19) shares of Common Stock.   In the event of the Company’s liquidation, dissolution, or winding up, holders of Series B Preferred will receive a payment equal to $0.10 per share of Series B Convertible Preferred Stock before any proceeds are distributed to the holders of Common Stock. Shares of Series B Preferred will have no voting rights, except as required by law. Shares of Series B Convertible Preferred Stock will have dividend rights on parity with the Company’s Common Stock.

Each share of Series C Convertible Preferred Stock will be exercisable into one (1) share of Common Stock.  Until the fifth anniversary of the date of the issuance, the Series C Convertible Preferred Stock will have certain anti-dilution protections.  Specifically, the number of Common Stock into which the Series C Convertible Preferred Stock will be converted (the “Conversion Number”) will be adjusted for each future issuance of Common Stock (but not upon issuance of Common Stock equivalents) (i) upon the conversion or exercise of any instrument currently or hereafter issued (but not upon the conversion of the Series C Convertible Preferred Stock), (ii) upon the exchange of debt for shares of Common Stock, or (iii) in a private placement, such that the total number of shares of Common Stock held by an “Eligible Series C Preferred Holder” (based on the number of shares of Common Stock held as of the date of issuance) will be 53% of the shares of the Company’s Common Stock outstanding.   An Eligible Class C Preferred Stock Holder means any of (i) Dolphin Entertainment, Inc., for so long as Mr. O’Dowd continues to beneficially own at least 90% and serves on the board of directors or other governing entity, (ii) any other entity in which Mr. O’Dowd beneficially owns more than 90%, or a trust for the benefit of others, for which Mr. O’Dowd serves as trustee and (iii) Mr. O’Dowd individually.

The shares of Series C Convertible Preferred Stock will automatically convert into the number of shares of Common Stock equal to the Conversion Number in effect at that time (“Conversion Shares”) upon occurrence of any of the following events: (i) upon transfer of the Series C Convertible Preferred Stock to any holder other than an Eligible Class C Preferred Stock Holder,  (ii) if the aggregate number of shares of Common Stock plus Conversion Shares (issuable upon conversion of each share of Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock) held by the Eligible Class C Preferred Stock Holders in the aggregate constitute 10% or less of the sum of (x) the outstanding shares of Common Stock plus (y) all Conversion Shares held by the Eligible Class C Preferred Stock Holders and (iii) at such time as the holder of Series C Convertible Preferred Stock ceases to be an Eligible Class C Preferred Stock Holder.   Series C Convertible Preferred Stock will only be convertible by the holder upon the Company satisfying one of the “optional conversion thresholds”.  Specifically, a majority of the independent directors of the Board, in its sole discretion, must have determined that the Company accomplished any of the following (i) EBITDA of more than $3.0 million in any calendar year, (ii) production of two feature films, (iii) production and distribution of at least three web series, (iv) theatrical distribution in the United States of one feature film, or (v) any combination thereof that is subsequently approved by a majority of the independent directors of the Board based on the strategic plan approved by the Board. Shares of Series C Convertible Preferred Stock that are converted into Common Stock may be subject to restrictions on transfer as required by applicable federal and state securities laws.

The Series C Convertible Preferred Stock Certificate of Designation will also provide for a liquidation value of $0.001 per share.  The holders of Series C Convertible Preferred Stock and of Common Stock will vote together as a single class on all matters upon which the Common Stock is entitled to vote, except as otherwise required by law.  The holders of Series C Convertible Stock will be entitled to super voting rights of three votes for each share of Common Stock into which such holders’ shares of Series C Convertible Stock could then be converted.  The Certificate of Designation also provides for dividend rights of the Series C Convertible Preferred Stock on parity with the Company’s Common Stock.

Director Approvals and Recommendation

The Merger Consideration was determined as a result of negotiations between Dolphin Entertainment and a special committee of independent directors of the Board of Directors (the “Board”) of the Company (the “Special Committee”), with the assistance of separate financial and legal advisors selected and retained by the Special Committee.   The Special Committee unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to and in the best interests of the shareholders of the Company other than Mr. O’Dowd, and that it is advisable for the Company to enter into the Merger Agreement. The Special Committee also unanimously recommended that the Company’s Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby and determine to recommend that the shareholders of the Company vote to adopt the Merger Agreement.  Based on the Special Committee’s recommendation, the Board (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company’s shareholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger and (iii) resolved to recommend that the Company’s shareholders vote to adopt the Merger Agreement.

Material Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the parties, including, among others, covenants by the Company (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, and (iii) to convene and hold a meeting of its shareholders for the purpose of obtaining the Shareholder Approval (as defined below).

Consummation of the Merger is subject to the satisfaction or waiver of specified closing conditions, including (i) the approval and adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock (the “Shareholder Approval”), (ii) the filing with the Secretary of State of the State of Florida each of the Series B Preferred Stock Certificate of Designation and the Series C Preferred Stock Certificate of Designation, (iii) the exchange of outstanding shares of Series A Preferred Convertible Stock of the Company for new shares of Series B Convertible Preferred Stock of the Company and (iv) other customary closing conditions, including (a) the absence of any law or order prohibiting the Merger or the other transactions contemplated by the Merger Agreement, (b) the accuracy of each party’s representations and warranties (subject to customary materiality qualifiers) and (c) each party’s performance of its obligations and covenants contained in the Merger Agreement.

The Merger Agreement contains a “go-shop” provision, pursuant to which, during the period beginning on the date of the Merger Agreement and continuing until 12:01 a.m. (Eastern time) on the 30th calendar day thereafter (the “No-Shop Period Start Date”), the Company (acting through the Special Committee) and its representatives may initiate, solicit and encourage any alternative transaction proposals from third parties, provide nonpublic information to such third parties and participate in discussions and negotiations with such third parties regarding alternative transaction proposals. Beginning on the No-Shop Period Start Date, the Company is precluded from soliciting or facilitating, directly or indirectly, any proposals or engaging in any discussions regarding, a transaction proposal, except in the event that, prior to the shareholder vote on the Merger, the Board (acting through the Special Committee) determines in good faith with its independent financial and legal advisors that such transaction proposal constitutes, or would reasonably be expected to result in, a Superior Proposal, as defined below. A “Superior Proposal” is a bona fide proposal or offer from a third party for an acquisition that constitutes 50% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 50% or more of any class or series of the capital stock of the Company pursuant to a merger, consolidation or other business combination, tender offer, exchange offer or similar transaction that the Board (acting through the Special Committee) determines in good faith, after consultation with its outside legal and financial advisors, is more favorable from a financial point of view to the Company’s shareholders (other than Mr. O’Dowd) than the Merger, taking into account the financial consideration and other terms of such proposal.

The Board may change its recommendation or terminate the Merger Agreement to enter into an agreement with respect to a Superior Proposal prior to the shareholder vote if the Board (acting through the Special Committee) determines in good faith, after consultation with its outside legal advisors, that failure to change its recommendation would be inconsistent with its fiduciary duties to shareholders under applicable law.

The Merger Agreement contains certain termination rights for the parties, including, among others, if the transactions contemplated by the Merger Agreement are not consummated on or before June 30, 2016 or if a party materially breaches or fails to perform any of its representations, warranties, covenants in the Merger Agreement and generally fails to cure such breach after 30 days following receipt of notice from the other party or parties.  No termination fees will be required from any party in the event of termination of the Merger Agreement.

The representations, warranties and covenants of each of the Company, Merger Subsidiary, Dolphin Films and Dolphin Entertainment contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement. In addition, such representations, warranties and covenants (i) have been made only for purposes of the Merger Agreement, (ii) have been qualified by confidential disclosures made by the parties in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (v) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures by the parties or their subsidiaries. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company will file with the Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.2 and incorporated herein by reference.

PREFERRED STOCK EXCHANGE AGREEMENT

On October 16, 2015, the Company and T Squared Partners LP (“T Squared”) entered into a Preferred Stock Exchange Agreement (the “Agreement”), pursuant to which the Company agreed to issue 1,000,000  shares (the “New Preferred Shares”) of Series B Convertible Preferred Stock, par value $0.10 per share (the “Series B Convertible Preferred Stock”), to T Squared in exchange for 1,042,753 shares  (the “ Prior Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.001 per share, previously issued to T Squared. The Prior Preferred Shares are currently exercisable into four (4) shares of the Company’s Common Stock with a liquidation value of $1.00 per share and such other rights and obligations as set forth in the Series A Certificate of Designation included in the Company’s Articles of Incorporation which is incorporated herein by reference.  Upon effectiveness of the Certificate of Designation to be filed with the Secretary of State of the State of Florida in connection with the Merger, the Series B Convertible Preferred Stock will be issued to T Squared.

The exchange was approved by the Company’s Board on October 14, 2015. A copy of the Agreement is attached hereto as Exhibit 10.7.

Additional Information and Where to Find It

In connection with the Merger, the Company intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting of shareholders relating to the Merger. SHAREHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT DOLPHIN DIGITAL MEDIA, INC. WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may also be obtained for free at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by the Company via the Investor Relations section of its website at www.dolphindigitalmedia.com or by contacting Mirta Negrini at (305) 774-0407.

Cautions Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements about: the expected completion of the Merger and the ability to consummate the Merger. These statements are based on our current expectations, estimates and assumptions, and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth herein due to the risks and uncertainties inherent in the Merger and our business, including, without limitation: the risk that we do not receive the shareholder approvals required for the Merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the response by shareholders to the Merger; the failure to satisfy each of the conditions to the consummation of the Merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger on acceptable terms, or at all; risks related to disruption of the Company’s management’s attention from the Company’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on the Company’s operating results and business generally; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s Common Stock; the Company’s ability to recognize expected benefits of the Merger; the risk that the Merger will not be consummated within the expected time period or at all; risks associated with the uncertainty in and volatility of global economic conditions and; risks associated with and possible negative consequences of acquisitions and similar transactions.  The Company is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The issuance by the Company of Series B Convertible Preferred Stock and Series C Convertible Preferred Stock to Dolphin Entertainment, sole shareholder of Dolphin Films, pursuant to the Merger Agreement will be made upon consummation of the transactions contemplated by the Merger Agreement in reliance upon the exemption from registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

The issuance by the Company of Series B Convertible Preferred Stock to T Squared Partners LP in exchange for Preferred Shares, pursuant to the Preferred Stock Exchange Agreement will be made concurrently with the effectiveness of a Certificate of Designation to be filed with the Secretary of State of the State of Florida and will be made in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act.

The issuance by the Company of Common Stock to each of (i) T Squared Partners LP, pursuant to the Preferred Stock Exchange Agreement, to be issued upon conversion of the Series B Convertible Preferred Stock and (ii) Dolphin Entertainment, in connection with the Merger, to be issued upon conversion of the Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, will be made in reliance upon the exemption from registration requirements in Section 3(a)(9) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.2	Agreement and Plan of Merger, dated as of October 14, 2015, by and among Dolphin Digital Media, Inc., DDM Merger Sub, Inc. Dolphin Films, Inc. and Dolphin Entertainment, Inc.

10.7	Preferred Stock Exchange Agreement dated October 16, 2015 between Dolphin Digital Media, Inc. and T Squared Partners LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

Date: October 19, 2015	By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer